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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Hewlett-Packard Company of our report dated November 17, 1997, which appears on page 54 of Hewlett-Packard Company's 1997 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended October 31, 1997. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

/s/ Price Waterhouse LLP

San Jose, California
February 19, 1998